UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): May 13, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Stock and Warrant Purchase Agreement dated as of February 23, 2005, between Healthaxis Inc. and Tak Investments, Inc.

10.2	Warrant (#1) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 3,333,333 common shares.

10.3	Warrant (#2) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares.

10.4	Warrant (#3) executed by Healthaxis Inc. in favor of Tak Investments, Inc. for up to 1,388,889 common shares.

10.5	Investor Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc.

10.6	Registration Rights Agreement dated as of May 13, 2005 between Healthaxis Inc. and Tak Investments, Inc.

10.7	Remote Resourcing Agreement dated as of May 13, 2005 between Healthaxis, Ltd. and Healthcare BPO Partners, L.P. (amended to include schedules to the Remote Resourcing Agreement).

10.8	Amendment to Change in Control Employment Agreement dated May 13, 2005 between Healthaxis, Ltd. and James W. McLane.

10.9	Amendment to Change in Control Employment Agreement dated May 13, 2005 between Healthaxis, Ltd. and John M. Carradine.

10.10	Amendment to Change in Control Employment Agreement dated May 13, 2005 between Healthaxis, Ltd. and J. Brent Webb.

10.11	Amendment to Change in Control Employment Agreement dated May 13, 2005 between Healthaxis, Ltd. and Jimmy D. Taylor.

99.1	Press release dated May 16, 2005 issued by Healthaxis Inc. (incorporated by reference to Exhibit 99.1 on Form 8-K filed by the Company on May 16, 2005.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006

HEALTHAXIS INC.

By:	/s/ John M. Carradine

John M. Carradine
Chief Executive Officer